CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

TrueChoicetm

FLIGHT HOUR
AGREEMENT

BETWEEN

GE ENGINE SERVICES, LLC

AND

HAWAIIAN AIRLINES, INC

Agreement Number: 1-1026570 Dated:
October 1, 2018

This proposed Agreement will remain open until October 1, 2018 and will expire if not signed by all Parties on or before that date.

GE DESIGNATED CONFIDENTIAL
NOTICE
The information contained in this document is GE Engine Services, LLC ("GE") Designated Confidential Information and is disclosed in confidence. It is the property of GE and will not be used, disclosed to others or reproduced without the express written consent of GE. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document will appear in any such reproduction. U.S. export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

GE Designated: -CONFIDENTIAL

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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TrueChoiceTM Flight Hour Agreement
THIS FLIGHT HOUR AGREEMENT is made and is effective as of this October 1, 2018 (the “Effective Date”) by and between HAWAIIAN AIRLINES, INC, a corporation organized and existing under the laws of Delaware, having its principal place of business at 3375 KOAPAKA ST STE G350 P.O. BOX 30008, HONOLULU, HI 96819-1804, US ("Customer") and GE Engine Services, LLC, having its principal place of business at One Neumann Way, Cincinnati, Ohio 45215 ("GE") (either a “Party” or collectively, the “Parties”).

ARTICLE 1 – DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined have the meaning set forth in Exhibit A.

ARTICLE 2 – TERM/ENGINES/SERVICES

2.1
Term. Each Party’s obligation to perform will commence upon entry into service of the first Aircraft (the “Commencement Date”) and such obligation will continue for each Engine, unless sooner terminated, for a period of ten (10) years per Engine from the point of each Engine’s entry into service (the “Initial Term”). [***].

2.2
Engines. The Engines covered by this Agreement are set forth in Exhibit B. During the term of this Agreement, GE shall be the exclusive provider of both Covered Services and Supplemental Work Services for the Engines.

2.3
Services Provided. GE will provide Services to restore Engines to Serviceable condition in accordance with the Repair Specification, the Workscope, all applicable technical and quality standards required by the Airworthiness Authority, the terms of this Agreement and in accordance with good industry practice and exercising reasonable skill and care.

For the number of Engines equivalent to the number of Customer’s Spare Engines, included in the Initial Term or Follow-On Term, which are last to receive a Performance Restoration shop visit during the Initial Term, such Engines shall receive Covered Services under this Agreement, except for the Performance Restoration shop visit, which will be performed per the terms of Exhibit M. For the avoidance of doubt, the Engine serial numbers may be different from term to term and from the Engine serial numbers of the delivered Spare Engines.

2.4	Eligibility. Engines installed on Aircraft at date of Delivery to the Customer will be eligible for Covered Services and Supplemental Work Services.

ARTICLE 3 – COVERED SERVICES

3.1
Qualified Shop Visit and Qualified Removal. A Qualified Shop Visit occurs when the Engine undergoes a shop visit for Services that are Covered Services following a Qualified Removal of the Engine. [***]:

[***]

3.2	Covered Shop Visit Services. GE will provide the following Covered Services at a Qualified Shop Visit subject to any of the provisions of Article 7 – Fleet Management as may be applicable.

[***]

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3.3	Covered Flightline Services. GE will provide the following Flightline Services:

a.	Repair and scrap replacement of LRU’s identified in Exhibit I that are removed from an Engine at the flightline in accordance with the terms set forth in Exhibit L.

b.	[***].

3.4	Diagnostics. GE will provide to Customer comprehensive diagnostics services as Covered Services to identify and diagnose trend shifts as follows:

[***]

3.5
On Wing Support. GE On-Wing Support, Inc. (“OWS”) will provide scheduled, unscheduled, line or hospital shop maintenance Services which are not otherwise considered to be Services under Articles 3.1 or 3.2, [***].

3.6
Transportation. GE will arrange and pay for the costs of roundtrip transportation to and from the airport location(s) designated by Customer for the allocation and storage of Spare Engines, or from another mutually agreed location, to a GE Approved Repair Station for each Qualified Shop Visit. Engines will be shipped as Propulsors or with the fan case separated, as applicable, unless otherwise agreed by the Parties. Notwithstanding the referenced Incoterm, [***].

3.7	[***]

[***]

3.8	AOG Lease Engines Service

a.	[***]. [***].

b.	[***]. [***].

c.
Return of Lease Engines. Customer will remove the AOG Lease Engine from an Aircraft and make available for collection by GE or GE’s nominated carrier FCA (Incoterms 2010), which GE acting as buyer, as soon as practicable after the AOG Condition has been resolved by a Customer Engine becoming available for installation as a spare Engine, but in no case later than ten (10) Days after the AOG Condition has been resolved by a Customer Engine becoming available for installation as a spare Engine (the “Lease Return Period”). GE will pay the daily engine rental fees, the hourly restoration charges and the LLP fees per flight cycle and Customer will pay the applicable Rate Per EFH for EFH incurred by the AOG Lease Engine during the Lease Return Period. Customer will commence paying any and all applicable lease fees on expiry of the Lease Return Period. [***].

d.
Sole Remedy. The foregoing provisions of this Article 3.4 will constitute the sole remedy of Customer and the sole liability of GE for lease engine availability and resolution of the AOG Engine conditions under this Agreement.

3.9	[***]

ARTICLE 4 – SUPPLEMENTAL WORK SERVICES

4.1	Supplemental Work Services. The following are Supplemental Work Services:

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a.	An Unqualified Removal resulting in any and all Services; not covered under Article 3 as Covered Services;

b.	Any Services provided on Engines not eligible for Covered Services;

c.	Services, whether performed during a Qualified Shop Visit, or otherwise, that are required as a result of:

[***]

d.	[***].

e.	At Customer’s request, Services provided on-wing through OWS, above and beyond what is covered in Article 3, at the rates and in accordance with the terms set forth in Exhibit H;

f.	Repair and maintenance services for Engine transportation stands and containers during shop visits unless damaged by GE;

g.
Services provided at a shop visit for which Customer Delivered an Engine for Services against the advice and consent of GE’s Customer Program Manager or delegate, acting reasonably, unless it is mutually determined after Delivery of the Engine that such shop visit is a Qualified Shop Visit under Article 3.1; and

h.
In the event a Departure Record is recommended to Customer and the Departure Record does not require any additional maintenance of the Engine when Redelivered, and Customer does not approve such Departure Record, Customer will pay for any incremental new material, labor or repair costs which GE incurs as a result of such refusal (such as, by way of example, as a result of having to replace a part, utilize a more complex repair or increase a Workscope) on a Supplemental Work basis.

4.2
Supplemental Work Services Workscope Approval: All Supplemental Work Services Workscopes require the approval of Customer prior to the commencement of any Supplemental Work Services. Customer will provide a response to GE within three (3) business days, but no longer than five (5) calendar days.

4.3
Subject to the provisions in 4.1, if an Engine requires Supplemental Work Services that results in a Performance Restoration shop visit, GE will propose, subject to Customer’s consent which shall not be unreasonably withheld: [***].

ARTICLE 5 – PRICING

5.1
Rate Per EFH Pricing. Unless otherwise stated, all rates and prices are in 2017 US Dollars. Covered Services for the first ten (10) years for each Engine will be performed by GE at the Rate Per EFH as follows.

[***]

The above Rate Per EFH is applicable to all EFH incurred since the Commencement Date.

For the Follow-on Term per Article 2.1 above, beginning in year eleven (11) for each Engine, the Rate Per EFH shall be adjusted as follows:

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[***]

5.2	Rate Per EFH Parameters. The Rate Per EFH is predicated on the following base operating parameters below:

[***]	[***]	[***]	[***]

5.3	Rate Per EFH Adjustment

a.	Escalation. The Rate Per EFH shall adjust on an annual basis in accordance with the escalation formula set forth in Exhibit C.

b.	Severity Table. When there is a deviation from the parameters in Article 5.2, the Rate Per EFH will be adjusted per the Price Adjustment Matrix set out in Exhibit D.

c.	Customer will provide information regarding the above parameters on a monthly basis and in a mutually agreed upon format in accordance with Article 6.

d.
Water Wash. Customer agrees that it shall, after informing GE of the dates and Engine serial numbers in writing every quarter during the term of this Agreement, undertake water wash for each Engine listed in Exhibit B using equipment and procedures approved by GE, such approval not to be unreasonably withheld, [***]. Customer and GE will work mutually to verify the effectiveness of water wash performed by Customer by exhaust gas temperature recovery and/or borescope inspections, and adjust the frequency to optimize such effectiveness. The Rate per EFH set out in Article 5.1 above is subject to a corresponding revision should the Customer fail, or otherwise be unable, to perform the water wash in the manner stated in this Article 5.3(c),

e.
Where this Agreement provides for rate adjustments, other than as adjusted pursuant to Article 5.3.b, such rate adjustments are to be by mutual agreement and based on appropriate documentation and reasonable business practices taking into consideration the totality of the circumstances, with both Parties agreeing to negotiate in good faith and in commercially reasonable manners with respect thereto. Any disagreement by the Parties with respect to rate adjustments will be handled pursuant to the Dispute Resolution terms and conditions set forth in Article 5.0 of Exhibit J.

5.4
Supplemental Pricing. Supplemental Work Services will be performed by GE in accordance with pricing provisions set forth in Exhibit E. Such pricing shall adjust on an annual basis in accordance with the escalation formula set forth in Exhibit F.

5.5	Service Credits

[***]

ARTICLE 6 – INVOICING AND PAYMENT

6.1
Rate Per EFH Payments. Customer will make reasonable efforts to provide to GE the flight hours and cycles flown by each Engine serial number for the previous month by the fifth (5th) Day of each month, but no later than the tenth (10th) Day of each month. Concurrently, GE and/or the Customer will provide to the other Party data on the Take-off Derate, Climb Derate, Adaptive Derate, and the Static Temperature Adjusted to Sea Level temperature for each flight for each Engine in the previous month.

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Using this data, GE will determine the average flight leg, annualized utilization, average Static Temperature Adjusted to Sea Level, and average Adaptive Derate for each Engine for the previous month.

The Current Escalated Rate Per EFH for each Engine will be adjusted in accordance with the Price Adjustment Matrix based on these parameters. This rate, multiplied by the total EFH for each Engine elapsed in the prior month, will be provided to the Customer in the monthly invoice and Customer will make payment no later than [***], whichever is sooner.

6.1.1
Adaptive Derate – For the purposes of this provision, the Adaptive Derate is derived from the Take-off Derate and Climb Derate at 20,000 feet altitude for each flight using the Table 6.1 below. The average of all Adaptive Derate values for each Engine shall be used in determining the adjusted Rate Per EFH Payments in 6.1. When the actual operating parameters do not precisely equal the values on the tables, Adaptive Derate will be calculated by performing linear interpolation within the tables’ closest stated values to the actual derate values. Two-dimensional linear interpolation will be applied, as necessary, and the resultant Adaptive Derate value will be rounded to 2 decimal places.

[***]

6.1.2
Annualized Utilization - For the purposes of this provision the “annualized utilization” for a particular month will be calculated by (i) dividing the hours flown by the relevant Engine in the relevant month by the days in that particular month and (ii) multiplying that figure by three hundred and sixty-five point two five (365.25). In no event will Customer be charged Rate Per Flight Hour payments for Engines that are uninstalled, installed on Aircraft in maintenance per Customer’s maintenance program, undergoing modification or unable to be flown due to AAA restriction. Additionally, the annualized utilization calculation will be prorated for Engines that enter commercial revenue service for any day other than the 1st of the month.

6.1.3
Static Air Temperature adjusted to Sea Level shall be collected for every available takeoff using GE flight diagnostics data. If takeoff flight diagnostics data is not available for a given flight, static airport temperature and airport altitude shall be obtained from the ADM database using Customer airport city-pair data.

6.2	Annual EFH Minimum. [***].

6.3	Supplemental Work Services Payments.

a.
Initial Invoice. Upon completion of Supplemental Work Services, GE will issue an initial invoice for the estimated cost of the Services which Customer will pay [***] of the date of invoice. All invoices shall be payable by Customer in arrears in satisfaction of GE’s performance of Supplemental Work Services.

b.
Final Invoice. Following Redelivery, GE will issue a final invoice for Supplemental Work Services based on actual charges to complete the Services, including any credits due Customer. Such invoice will be reconciled with the initial invoice and Customer’s payment. Customer will pay the final invoice within [***] of the date of the invoice. All invoices shall be payable by Customer in arrears in satisfaction of GE’s performance of Supplemental Work Services.

6.4
Additional Payment Terms. Should Customer fail to make any payment when due, GE may charge a fee for late payment at a rate equal to the [***], compounded daily on any unpaid balance commencing on the next Day after the payment due date until such time as the payment

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plus the late payment charges are received by GE in full. Payments will be applied to any late payment fees then to the oldest outstanding amounts in order of succession. If Customer fails to make payment, which is not the subject of a good faith dispute, and does not cure such failure within ten (10) business Days of a notice to cure received from GE, GE may terminate or suspend performance of all or any portion of this Agreement. In the event Customer’s account becomes delinquent or Customer’s credit status negatively changes, different terms of payment or other commercially acceptable assurances of payment may be agreed by the Parties. In the event of a bona fide dispute regarding any amount to be paid pursuant to any invoice, or any portion thereof, Customer shall within fifteen (15) business Days of receipt of such invoice give written notice to GE of such disputed invoice, or dispute portion thereof, together with reasonable substantiation of such dispute and any supporting documentation. GE and Customer shall use their respective best efforts and allocate sufficient resources to resolve such dispute within fifteen (15) business Days or as soon as practicable thereafter. In the event the Parties fail to resolve any such disputed invoice within such period, the dispute shall be resolved by designating senior managers to reach a resolution. Upon resolution, GE shall credit Customer, or Customer shall pay to GE, as applicable, the settled amount of the disputed portion of the invoice within seven (7) business Days. For clarification, Customer shall be required to pay the undisputed portion of any invoice in accordance with the payment terms for undisputed invoices set forth in this Agreement. To the extent Customer complies with the requirements of this Article 6.4, GE shall not charge a fee for late payment, as set forth above, during that period of time such amount is disputed by the Parties.

6.5
Remittance. All payments under this Agreement will be made in United States Dollars, immediately available for use, without any right of set-off or deduction, via wire transfer by Customer to the bank account and address designated below:

[***]

ARTICLE 7 – FLEET MANAGEMENT

7.1	Program Manager. GE will assign a Customer Program Manager who will be the point of contact for Customer with respect to Services and who will:

a.
Work with Customer to draft a Procedures Manual and Continuous Engine Operational Data procedures for mutual approval within 6 months prior to entry into service of the first Aircraft., Such Procedures Manual to serve as a working guideline. In the event of any inconsistency between this Agreement and the Procedures Manual, this Agreement shall prevail;

b.
Work with the Customer, on a monthly basis, to maintain a mutually agreeable Removal Schedule which will identify by serial number the Engine(s) to be removed during the following six (6) month period, the anticipated reason for removal of each, and the schedule for Delivery; The Removal Schedule shall also take into account that some Engines may require a forced first Performance Restoration shop visit within the Initial Term of this Agreement; and

c.
Work with the Customer to develop a Repair Specification six (6) months prior to the Commencement Date of this Agreement which is consistent with the GE Workscope Planning Guide. Such Repair Specification will be periodically updated and must remain consistent with the Workscope Planning Guide. Customization or any subsequent changes or amendments to the Repair Specification beyond the recommendations in the Workscope Planning Guide can be addressed but may result in an adjustment in the pricing set forth in Article 5, per the terms in Article 5.3(e). Note that the Workscope

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Planning Guide and associated Repair Specification will ensure consistency of the work performed throughout the term of the agreement.

7.2
Workscope. Prior to Induction, GE will prepare a Workscope and provide it to Customer. All Shop Visit Workscopes require the approval of Customer prior to the commencement of any Services. Approval to be provided within three (3) business days, but no longer than five (5) calendar days

7.3
Supplement Workscope Approval. Any Services that are to be charged as Supplemental Work Services must be clearly identified in the applicable Workscope or any amendments thereto and must be approved by the Customer in writing within three (3) business days. Any invoiced amount for any Supplemental Work Services where this Workscope approval process has not been followed shall be invalid with respect to such charges and shall not be payable by the Customer.

7.4	Line Maintenance. Customer will provide all Line Maintenance and repair and line station support, consistent with industry standard maintenance practices and OEM recommendations.

7.5
Monitoring Equipment. Customer will provide an automated method to transfer operational and maintenance data to GE for the monitoring and diagnosis of Engine condition. If the aircraft is equipped with air-to-ground equipment such as ACARS, the Customer will forward the data directly to the GE SITA/ARINC address. If air-to-ground equipment is not available, GE will work with Customer to establish an alternate electronic means of providing this data.

7.6
GE Approved Repair Station. The GE Approved Repair Station (“ARS”) will be any GE owned or GE approved Repair Station as set forth in Exhibit K. GE may add or remove Repair Stations on this list at its discretion. GE may change the Repair Station upon Customer’s consent which shall not be unreasonably withheld or delayed. GE may provide Services at a location other than a Repair Station including performance or repairs on-wing or on-site. If GE changes the Repair Station, Customer’s obligations under this Agreement will be no greater than if Services were performed at an ARS.

7.7	ARS and Repair Stations – Customer Approval. Any Repair Station, including any ARS, shall be approved by customer before any services are rendered.

7.8
Subcontracting. All Services performed under this Agreement will be performed by GE or its designated subcontractors at maintenance and repair facilities that are properly licensed and certified by the Approved Aviation Authority (AAA) to perform the Services. GE will obtain Customer’s consent which shall not be unreasonably withheld or delayed prior to subcontracting Services on an entire Engine assembly. However, GE shall not be required to obtain Customer’s consent to subcontract Services on individual components of an Engine. If GE does subcontract Services, the Customer obligations under this Agreement will be no greater than if such Services were performed at the ARS. Customer will, at its sole expense, have the right to review GE's quality system audit report(s) for such subcontractor(s). Subcontracting of any Services will not relieve GE of its performance obligations set forth in this Agreement.

7.9	Parts Replacement Procedures.

a.
Missing or Damaged Parts at Delivery. Upon Delivery, GE will notify Customer as soon as reasonably practical of any (A) components or LRU’s missing from Engines, and (B) parts found to have been damaged during transportation of the Engine.

b.	Parts Replacement. GE will determine which parts are required to perform the Services and will provide all parts and materials (new or used Serviceable, including use of Rotable Parts)

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required to accomplish the Services. Each used Serviceable part including Rotable Parts will be GE parts in compliance with the Repair Specification and of equal or better attributes (including but not limited to cycles, value and the same or higher configuration of the replaced part). GE may issue compatible parts from GE's Rotable Parts inventory to replace Customer's parts requiring Services. Customer agrees to accept compatible Rotable Parts that are in compliance with the Repair Specification.

c.
Life Limited Parts. In the event missing information causes a work stoppage, GE will replace, as Supplemental Work Services, any LLP that GE receives without the required records, including but not limited to NIS (Non-Incident Statement), back to birth records, and transfer of ownership records. Prior to replacing such LLP, GE will notify Customer of any missing (or incomplete) records and allow Customer three (3) business days, but no longer than five (5) calendar days to acknowledge and forward such missing or incomplete records, or GE may immediately replace such LLP without additional notice.

d.
Customer Furnished Equipment (“CFE”). For Supplemental Work Services only, upon GE’s prior approval on a case-by-case basis, Customer may, at its cost, supply parts to GE as CFE, if such parts are:(A) GE parts; (B) consistent with the approved Workscope; (C) provided with an AAA serviceability tag; and (D) ready for immediate use. Such CFE is subject to a material handling fee in accordance with Supplemental Work Services pricing in Exhibit E.

e.
Title to Parts or Material. GE furnished parts and material incorporated into an Engine will be deemed to have been sold to Customer and title to such parts and material will pass to Customer upon incorporation into such Engine. Risk of loss or damage to such parts and material will pass to Customer upon Redelivery of the Engine. Title to and risk of loss of any parts removed from the Engine that are replaced by other parts (including Repairable parts) will pass to GE upon incorporation of replacement parts into the Engine, except where such parts are replaced pursuant to Supplemental Work Services, in which case title to parts with a CLP in excess of $5,000 per part will remain with Customer. Prior to an Engine leaving the ARS, Customer must arrange for the transfer and/or disposition of such parts. Failure of Customer to arrange for the disposition of such parts will result in GE transporting such parts to Customer at Customer’s expense, or scrapping such parts.

f.	Scrapped Parts. GE will dispose of all Scrapped Parts (title to which has passed to GE in accordance with Article 7.7.e above) at its sole expense and without any further adjustment to Customer.

7.10
New Technology. Subject to Customer’s obligations under applicable Aviation Authority regulations and to Customer’s approval, which shall not be unreasonably withheld, Customer agrees that GE may install and/or incorporate new technology, Service Bulletins, and/or OEM-approved repairs and parts in Customer’s Engines which enhance Engine reliability or performance. Such reliability and performance enhancements will be installed and/or incorporated without additional cost to Customer.

7.11
Customer Fleet Data. Customer will provide, upon GE’s request, a summary of covered Engine Serial Numbers (ESNs), with information that includes, but is not limited to, the following: engine install position, spare engine status, TSN, CSN, TSO, CSO, TSLV, CSLV, on-wing complied SBs, current LLP configuration with CSN/ remaining, engine ownership (leased or owned), and engine retirement plans.

7.12	Continuous Engine Operational Data. Customer shall provide GE with access to CEOD on the following basis:

a.	At least thirty (30) calendar days prior to Customer’s first Engine delivery, Customer and GE shall agree on the amount and transfer method of recorded CEOD to be downloaded in order

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to be representative of Customer operations with the common goal of improving aircraft operations. This initial amount may be further modified to be representative of future Customer operations and GE program needs;

b.
Notwithstanding the preceding paragraph, for the period of ninety (90) calendar days following the start of flight operations for each aircraft that enters Customer’s fleet, powered by Engines covered by this Agreement, Customer shall download and transfer to GE [***];

c.
For the period after the first ninety (90) calendar days of operation of each aircraft, Customer shall make its best efforts to download and timely send to GE the percentage of CEOD representative of Customer flight operations determined above, provided however that in case of operational events, squawks or alerts, Customer shall download recorded CEOD for all installed Engines on the affected aircraft within twenty-four (24) hours following such event and promptly transfer to GE such recorded CEOD.

GE agrees to protect CEOD in accordance with GE’s data protection plan, a copy of which is available on request. Subject to the foregoing, any CEOD may be used by GE, its parent companies, affiliates and subcontractors for internal purposes, including 1) technical fleet and engine analysis; and 2) development of and improvements to GE products and services, provided that the parent companies, affiliates and subcontractors of GE are subject to confidentiality obligations substantially similar to those specified in this Article. Notwithstanding any provision to the contrary, it is expressly understood and agreed that any Derivative Data generated by GE is and will remain the property of GE.

ARTICLE 8 – WARRANTY

8.1	Workmanship Warranties.

a.
Services Warranty. Subject to the terms of this Article 8.1, Covered Services and Supplemental Work Services performed shall be free from defects in workmanship appearing within [***] following Redelivery whichever comes first. The remedy for defects in workmanship for Engines Serviced are set out in paragraph b below, and subject to the following conditions:

i.
The Warranty is valid only if the Engine, following Redelivery (i) has been transported, stored, installed, operated, handled, maintained and repaired in accordance with the recommendations of the OEM as stated in its manuals, Airworthiness Directives (“AD”), Service Bulletins (“SB”) or other written instructions;

(ii) has been altered, modified or repaired only by the GE Approved Repair Station, and (iii) has not been subjected to accident, misuse, abuse or neglect.

ii.
Customer must preserve the Engine, at its sole expense, in accordance with the recommendations of the OEM as stated in its manuals if the Engine will be stored for twelve (12) months or longer following Redelivery.

iii.	Customer must provide GE written notice of a claim within sixty (60) Days of discovery.

GE shall respond and provide a decision to the warranty claim within 10 business days of warranty claim receipt.

b.
Remedy. Upon verification by GE of the claim, GE will repair or replace such defective workmanship using its own forces or subcontractor, or, upon GE’s prior written approval i) pay Customer’s reasonable, direct costs for such repairs, but in no event shall such costs

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exceed GE’s internal costs of repair and ii) reimburse Customer for transportation expenses reasonably incurred and adequately documented by Customer in connection with the warranty claim. The warranty period for the repaired or replaced workmanship will be the remainder of the original warranty period.

c.
Limitations – Applicable to Services Warranty. Any warranty for Engines or parts, LRU’s, components and material thereof, including the design, material or engineering defects of a manufacturer, will be the warranty, if any, of the manufacturer of such Engines or parts, LRU’s, components or material thereof.

The foregoing will constitute the sole remedy of Customer and the sole liability of GE for defective workmanship relative to Customer’s Engines. The liability of GE connected with or resulting from the Services warranty will not in any case exceed the cost of correcting the defect as provided above, and, upon the expiration of the shortest period described therein, all such liability will terminate. In no event will GE be liable for any special, expectation, consequential, incidental, resultant, indirect, punitive or exemplary damages (including loss of use, loss of profit or loss of revenue in connection with the Engines).

THE WARRANTIES SET FORTH HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES RELATING TO THE SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, WHETHER WRITTEN, ORAL, EXPRESSED, IMPLIED OR STATUTORY (INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE).

8.2	Designation of GE as Warranty Claims Administrator. Customer designates GE as a claims administrator for the Engine warranties set forth in Exhibit A of the GTA (‘Applicable Warranties’).

8.3
Beneficiary of Applicable Warranties. With respect to Engines repaired under the Services described in Article 3, Customer designates GE as the beneficiary of the Applicable Warranties and the benefit of the following GTA guarantees, set out in the Letter Agreement to the GTA, are assigned to GE for the term of this Agreement: the Extended New Engine and Module Guarantee, the Aircraft on Ground (“AOG”) Guarantee, the Extended Ultimate Life Guarantee, the Remote Site Removal Guarantee and the Shop Visit Rate Guarantee. In all other circumstances, Customer shall be the beneficiary of the Applicable Warranties.

8.4
Reassignment of Applicable Warranties. On the exit of any Engine from this Agreement, the residual benefit of any Applicable Warranties and the Letter Agreement Special Guarantees assigned to GE in Article 8.4 shall be reassigned to the Customer.

8.5
Pre-existing Warranties. Customer will assure that any requested repair of an Engine, accessory or component that is covered under a third-party warranty to which GE is not designated as the claims administrator and beneficiary will be performed directly by that person at no expense to GE. Notwithstanding the above, GE may accept a purchase order for the time and material repair of a warranted item from Customer or the person giving the warranty.

8.6	Assignment of Warranty. Customer may assign the Services warranty in Article 8.1 above, subject to GE’s consent, such consent not to be unreasonably withheld or delayed.

ARTICLE 9 – DELIVERY/REDELIVERY

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9.1
Delivery. Customer will Deliver to GE all Engines to be Serviced within ten (10) days following removal from the aircraft. Customer will not Deliver piece parts or components for repair separate from Customer’s Engine without GE’s written consent. Risk of loss to the Engines shall transfer to (i) GE upon Delivery and (ii) Customer upon Redelivery. [***].

9.2
External Engine Configuration. Prior to the first shop visit under this Agreement, the Parties shall agree upon an external Engine configuration specification. Upon Delivery of each Engine, GE will notify Customer of any deviations from the configuration specification of Engines Delivered for Service, and GE and Customer will work to resolve the deviations.

9.3
Engine Documentation. No later than the time of delivery of an Engine, Customer will provide to GE all information and records necessary for GE to establish the nature and extent of the Services required to be performed on the Engine and to perform such Services. Such information and records include, but are not limited to:

a.	The cause of Engine removal (reason for this shop visit);

b.
Applicable information as typically received in Engine log books detailing work performed at last shop visit, any reported defects or incidents during operation since last shop visit, with description of action taken, and significant operational characteristics experienced during last flight prior to shop visit;

c.	SB and AD status/requirements;

d.	Total engine operating time since new (“TSN”) for each Engine;

e.	Time since last shop visit (“TSLV”) for each Engine, module, component and accessory;

f.	Flight cycles since new (“CSN”);

g.	Flight cycles since last shop visit (“CSLV”);

h.	Record of change of parts during operating period prior to this shop visit (these records are limited to the previous ninety (90) days);

i.	TSN, CSN, TSLV, CSLV time since overhaul (“TSO”) and cycles since overhaul (“CSO”) on all LLP for each thrust rating utilized on all LLP;

j.	Back to birth history certificate indicating history from zero TSN/CSN on all LLPs;

k.	Customer inventory of equipment “as shipped”, including (when applicable) a description of the external Engine configuration;

l.	Engine oil used (for Engines);

m.	Historical log (for parts and accessories);

n.	Module log cards (if applicable);

o.	Engine on-wing performance trend data generated utilizing trend monitoring programs such as ADEPT or SAGE (if available);

p.	An external equipment configuration specification for any Engine to be Delivered for Service; and

q.	A Non-incident statement for each Engine, to the extent such statement is accurate and in a form to be mutually agreed upon by the Parties.

Customer’s failure to furnish necessary information and records as noted above shall result in a delay in Induction of the Engine for Service, and GE’s obligations relating to [***], and the provision of lease engines shall be suspended on a day for day basis for that shop visit delay and may necessitate premature LLP replacement at Customer’s expense.

9.4
Packaging. Customer is responsible for all packaging, labeling and associated documentation of the Engine at Delivery, in accordance with the International Civil Aviation Organizations (ICAO) Technical Instructions for the Safe Transport of Dangerous Goods by Air, and if the Engine is to be transported over the United States of America, the US Department of Transport Regulations 48 CFR 171-180. If required by applicable law or regulations, Customer will further provide a material safety data sheet to GE at Delivery of the Engine indicating any substances contained within the Engine to be consigned.

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Customer will indemnify, defend and hold harmless GE from all or any claims, liabilities, damages, judgments, costs, penalties, fines and/or any punitive damages imposed, alleged, or assessed by any third party against GE and caused by and to the extent of Customer's non- compliance with this Article 9.4.

9.5	Shipping Stands. Customer will provide and maintain all shipping stands, shipping containers, mounting adapters, inlet plugs and covers, required to package the Engine for Redelivery.

Customer has overall responsibility for procurement, tracking, certification and maintenance of Customer-owned shipping stands, tooling and other ground handling equipment. Customer shall ensure shipping stands have been properly inspected, serviced and maintained before delivery to GE or shall be billed as Supplemental Work Services per Article 4.

9.6	Redelivery. After completion of Services, GE will prepare and package the Engine for Redelivery to Customer, Redeliver the Engine and provide a Services records package of the following:

a.	Major Repair/Altercation Certification FAA No. 337 (or equivalent foreign agency equivalent) including AD compliance;

b.	FAA Form 8130-3 (or Approved Aviation Authority equivalent) for accessories;

c.	Cycle limited parts log;

d.	Serviceable tag for Serviceable equipment;

e.	Original records and related documentation furnished by Customer;

f.	Incoming inspection report;

g.	Off/On log;

h.	Service Bulletin status report;

i.	Findings Report; and

j.	Test log.

k.	Within 30 days of shop visit, GE will provide electronic and hard copies of all Shop Visit task card paperwork, also known as dirty finger prints, to Airline.

In the event Customer pays for any transportation fees, GE will credit Customer within thirty (30) days of a substantiated claim.

ARTICLE 10 – ADDITION OF ENGINES

10.1.	Addition of Engines. If Future Option Aircraft and Leased Aircraft are added and delivered after the Commencement Date, Customer and GE will amend Exhibit B to add the engines to this Agreement.

10.2.
Customer and GE may agree to amend Exhibit B to add engines delivered on aircraft acquired by Customer that are not new Aircraft or Leased Aircraft. For each such added engine, Customer will provide the applicable documentation specified in Article 9.3, including, but not limited to, engine serial number, aircraft tail number, previous operator, current owner, operating time and flight cycles since new and, if applicable, operating time and flight cycles since last shop visit, shop visit reports, Static Temperature Adjusted to Sea Level information for the engine, historic derate information and thrust rating to be used.

a.     [***]

b.     [***]

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10.3.
Adjustment of Rate. GE will evaluate the effect of any engine’s addition on the Rate Per EFH taking into consideration effects on the fleet size, age and condition of the engines and other commercial considerations and may adjust the Rate Per EFH accordingly [***].

ARTICLE 11 – DELETION OF ENGINES

11.1.
Deletion of Engines. Customer and GE may agree to amend Exhibit B to remove Engines from the coverage of this Agreement upon Customer’s advance written notice, if Customer is no longer operating the Engines and is no longer responsible for maintenance of the Engines for the following reasons:

a.	Bona fide sale or other bona fide transfer to an unaffiliated third party;

b.	Return to lessor; or

c.	If the Engine has been reasonably determined to be BER.

In all cases, Customer will remove Engines from this Agreement that are representative of fleet average Engines in terms of expected remaining Time on Wing, EGT margin, Time Since Last Performance Restoration shop visit and other objective measures, unless Customer’s lessor dictates otherwise or otherwise mutually agreed by GE and Customer.

11.2.	Reconciliation.

1.	If an Engine, whether leased or owned, is removed prior to the end of its Initial Term, or if the Follow-on Term is executed, prior to the end of the Follow-on Term:

[***]

2.	[***]:

3.	[***]:

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ARTICLE 12 – TERMINATION

12.1
Insolvency. Either Party may terminate or suspend performance of all or any portion of this Agreement if the other Party: (A) is unable or admits its inability to pay its debts when they fall due, suspends making payments on any of its debts or by reason of actual or anticipated financial difficulties commences negotiations with one or more creditors to restructure any debt; (B) enters into bankruptcy, liquidation or administration, or any analogous proceeding under applicable law, whether compulsory or voluntary; (C) becomes insolvent; (D) becomes subject to the appointment of a receiver, administrator or other similar officer or to any action or proceedings in relation to the enforcement of security over, the whole or material part of its assets; (E) has assets valued at less than its liabilities (taking into account contingent and prospective liabilities) or (F) is subject to any expropriation, attachment, sequestration or distress affecting the whole or any material part of its assets.

12.2
Material Provisions. Either Party may terminate this Agreement upon ninety (90) Days written notice to the other for failure to comply with any material provision of this Agreement, except for Customer’s failure to make payment, which is addressed in Article 6.4, unless the failure will have been cured or the Party in breach has substantially effected all acts required to cure the failure prior to such ninety (90) Days.

12.3	[***]. [***].

12.4
Payment for Services Performed and Reconciliation. In the event of termination of this Agreement by GE pursuant to Article 12.1 or 12.2, Customer will pay GE, in addition to any other remedy allowable under this Agreement or applicable law, for all Services or work performed by GE up to the time of such termination under the applicable terms and prices of this Agreement. In addition, the terms of the reconciliation of Rate Per EFH Payments under the Deletion of Engines provisions of Article 11 will apply.

12.5
Termination by Customer. In the event of termination of this Agreement by Customer pursuant to Articles 12.1 or 12.2 by Customer, the reconciliation provisions of Article 11.2 will not apply, and Customer shall be entitled to, in addition to all other rights of Customer and obligations of GE provided herein, all rights and remedies available in law and in equity.

12.6
Work in Process, Redelivery of Customer’s Engines. Upon the termination or expiration of this Agreement, GE will complete all work in process in a diligent manner and Redeliver all Engines, parts and related documentation provided that Customer shall (a) pay or has paid in full all charges due for all such Services and material, plus all costs, fees and penalties, incurred by GE in providing support, including any lease engines, and (b) return all lease engines provided under this Agreement unless otherwise mutually agreed.

ARTICLE 13 – REPRESENTATIONS

13.1
Customer represents that it is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. GE represents that it is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

13.2
Customer and GE each represent that the execution and delivery of this Agreement has been duly and validly authorized by all requisite action on their part. This Agreement has been duly executed and delivered on behalf of Customer and GE, and constitutes a legal, valid and binding obligation of Customer and GE enforceable in accordance with its terms.

13.3
Customer and GE each represent that they have had an opportunity to review this Agreement and consult with legal counsel prior to execution, and the final form of this Agreement is the result of good faith, arm’s length negotiations. Customer and GE each represent that this

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Agreement is fair and commercially reasonable, and is an ordinary maintenance agreement in their respective industries. Customer further represents that this Agreement is supported by mutual consideration and promises that benefit Customer even though GE may only be required to provide minimal Service during any given month. Similarly, GE represents that this Agreement is supported by mutual consideration and promises that benefit GE even though GE may be required to provide extensive Service during any given month.

ARTICLE 14 – GENERAL TERMS AND CONDITIONS

The General Terms and Conditions are set forth in Exhibit J.

Remainder intentionally left blank

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Counterparts: This Agreement may be signed by the Parties in separate counterparts, and any single counterpart or set of counterparts, when signed and delivered to the other Parties shall together constitute one and the same document and be an original Agreement for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and the year first above written.

GE ENGINE SERVICES, LLC	HAWAIIAN AIRLINES, INC
BY: ___________________________________	BY: ___________________________________
Printed Name: _________________________	Printed Name: _________________________
Title: _________________________________	Title: _________________________________

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EXHIBIT A: DEFINITIONS

Capitalized terms used in the recitals and elsewhere in this Agreement but not otherwise defined in this Agreement will have the following meanings:

“Act of God” - an event that results from natural causes, external to the Engine, but excluding natural environmental conditions that the Engine is certified to withstand.

“Adaptive Derate” – The resultant value from Table 6.1 when Take-off Derate and Climb Derate are compared for each flight. When the actual operating parameters do not precisely equal the values on the tables, Adaptive Derate will be calculated by performing linear interpolation within the tables’ closest stated values to the actual derate values. Two-dimensional linear interpolation will be applied, as necessary, and the resultant Adaptive Derate value will be rounded to 2 decimal places.

“Agreement” - This TrueChoice Flight Hour Agreement, as the same may be amended or supplemented from time to time, including all its Exhibits.

“Aircraft” – Any GEnx powered Boeing 787 model aircraft operated by the Customer with Engines covered by this Agreement.

“Aircraft Accident” - An occurrence caused by the operation of an aircraft in which any person suffers a fatal injury or serious injury as a result of being in or upon the aircraft or by direct contact with the aircraft or anything attached to the aircraft, or in which the aircraft receives substantial damage or a third party’s property is damaged in any way.

“Aircraft Incident” - An occurrence, other than an Aircraft Accident, caused by the operation of an aircraft that affects or could affect the safety of operations and that is investigated and reported.

“Airframer” – The Boeing Company

“Airworthiness Directive” means a requirement for the inspection, repair or modification of the Engine or any portion thereof as issued by the Airworthiness Authority

“AOG” – means aircraft on ground

“Approved Aviation Authority” or “AAA” - As applicable, the Federal Aviation Administration of the United States (“FAA”), the European Aviation Safety Authority (“EASA”) or, as identified by Customer and agreed in writing by GE, such other equivalent foreign aviation authority having jurisdiction over the performance of Services provided hereunder.

“Approved Repair Station” or “ARS” - Any GE-owned or GE-approved Repair Station as set forth in Exhibit K where GE performs Services on Engines.

“Average Daily Maximum” or “ADM” - The Average Daily Maximum temperature by airport from Boeing Aircraft Company Red Book data.

“Beyond Economic Repair” or “BER” - When the cost, calculated on a Supplemental Work Services basis, to restore an Engine or LRU to the requirements of the Repair Specification exceeds 65.00% of the fair market value of a comparable Serviceable Engine or LRU.

“Climb Derate” – The calculated percentage of thrust reduction from the maximum available thrust at 20,000 feet altitude, derived from data collected throughout the climb phase of flight.

“Catalogue List Price” or “CLP” - The OEM’s Current catalog or OEM’s Current list price pertaining to a new Engine or part thereof.

“Continuous Engine Operational Data” or “CEOD” - Information generated by the Quick Access Recorder (QAR), Digital Flight Data Recorder (DFDR), or similar device, related to engine and aircraft flight and performance parameters.

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[***].

“Covered Service(s)” - Those Services provided pursuant to Article 3.

“Current” - As of the time of the applicable Service or determination.

“Customer Furnished Equipment” – means parts that the Customer provides

“Day” - Calendar day unless expressly stated otherwise in writing. If performance is due on a recognized public holiday, performance will be postponed until the next business Day.

"Deliver" will mean the act by which Customer accomplishes Delivery.

“Delivery” - An Engine ready for collection together with all applicable records and required data: [***].

“Departure Record” - A document used to describe the nature and details of the departure from the Instructions for Continued Airworthiness, service documents, or other FAA-approved/accepted documentation. It consists of the requirements, condition, deviation, technical data/assessment, substantiation and approvals associated with the departure.

“Derivative Data” - Data generated from use of GE products and software or data created by GE that is anonymized, aggregated, de-identified or otherwise compiled on a generic basis from CEOD so as to not provide personal identification.

“Diagnostics” – means the identification of the nature of a problem by examination of the symptoms.

“Dollars” or "$" - The lawful currency of the United States of America.

“Engine” – Each Basic Engine as defined in the GTA or, as applicable, engine module(s), which is the subject of this Agreement and identified in Exhibit B, including all engine LRUs.

“Engine Flight Hour” or “EFH” - Engine flight hour expressed in hourly increments of aircraft flight from wheels up to wheels down.

“Engine on Watch” – As defined in Exhibit N

“Entry Shop Visit” or “ESV” - A Repair Station visit during which a Performance Restoration is performed on an Engine on a Supplemental Work Services basis and which includes the removal of all non-GE parts and non-GE approved LRU’s, parts and repairs. [***].

“Fault Isolation Manual” or “FIM” – means the Manual that deals with methods that can isolate the component, device or software module causing the error

“Fleet Support” - means a HUB staffed 24 hours a day, 7 days a week, for all customer facing processes where all inquiries routed to functional experts.

“Flightline LRU Turn Around Time” – the days measured from receipt of delivery at GE Aviation Materials to the date of return shipment from GE Aviation Materials to Customer.

“Foreign Object Damage” or "FOD" - Damage to any portion of the Engine caused by impact with or ingestion of a non-Engine object such as birds, hail, ice, or normal runway debris. FOD may be further classified as a “Major FOD," which means FOD that causes an out of limit condition per the Aircraft Maintenance Manual, and which, either immediately or over time, requires the Engine to be removed from service or prevents the reinstallation of the Engine.

“Future Option Aircraft” - up to ten (10), new option aircraft or purchase right aircraft delivered directly from Boeing [***].

“GTA” – The General Terms Agreement entered into between the General Electric Company and Customer relating to the GEnx Engine and any Letter Agreements related thereto.

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“In-House Warranty Labor Rate” [***] and subject to the escalation formula in Exhibit F, [***].

“Induction” - The date work commences on the Engine at the ARS when all of the following have taken place: (i) GE’s receipt of the Engine and required data (ii) Customer’s approval of the Workscope (iii) Parties’ agreement on use of the Customer Furnished Equipment; and (iv) receiving inspection (including pre-testing if needed).

Leased Aircraft – [***] new GEnx-1B powered [***], 787-9, or [***] aircraft acquired from lessors.

“Life Limited Part” or "LLP" - A part with a limitation on use established by the OEM or the AAA, stated in cumulative EFH or cycles.

“Line Maintenance” - Any regular maintenance, repairs, or modifications Customer is able to perform on-wing per the AMM.

“Line Replaceable Unit” or “LRU” - A major control or accessory that is mounted on the external portion of an Engine, which can be replaced while the Engine is on-wing.

“OEM” - The original manufacturer of an Engine or part thereof, or if applicable, the Airframer.

“Performance Restoration” - The Services performed during a shop visit in which, at a minimum, the combustor and high-pressure turbine are exposed and subsequently refurbished, consistent with the Repair Specification.

“Premature Engine Deterioration” - an Engine that has deteriorated more than [***] after a Performance Restoration shop visit based on an average of GWFM data. GWFM is the corrected cruise fuel flow delta that is tracked in Remote Diagnostics. Exhibit N hereto describes the method to be used to determine the baseline and subsequent performance levels of individual Engine fuel consumption.

“Price Adjustment Matrix” - The matrix set forth in Exhibit D by which the Rate Per EFH is adjusted based on Customer’s operating parameters.

“Procedures Manual” - A separate document, not part of this Agreement, which provides detailed procedures and guidance for the administration of this Agreement. In case of conflict between the Procedures Manual and this Agreement, this Agreement will prevail.

“Qualified Removal” - The removal of an Engine from the Aircraft in accordance with the conditions set forth in Article 3.1 in order for the Engine to be eligible to receive Covered Services.

“Qualified Shop Visit” - An Engine shop visit for Services that are covered as Covered Services following a Qualified Removal of the Engine.

“Quick Engine Change” or “QEC” means accessories required to configure a basic engine for installation, typically to reduce the time needed to replace an engine.

“Rate Per EFH” – The Rate Per EFH as set forth in Article 5.
“Rate Per EFH Payments” - Any payments made pursuant to Article 6.
“Redelivery” - The delivery of a Serviceable Engine or LRU with any legally required documentation: [***].

“Removal Schedule” - The schedule jointly developed by GE and Customer in accordance with Article 7.1.b for Engine removals for Covered Services or Engine removal from operation.

“Repair Specification” - The mutually agreed repair specification which establishes the minimum baseline to which an Engine or part thereof will be inspected, repaired, modified, reassembled and tested to make and Engine Serviceable. Such Repair Specification will meet or exceed the recommendations of the OEM's operational specifications, applicable OEM maintenance or overhaul manuals, or other recommendations or methodologies as may be developed by the OEM based on data and analysis, and Customer's maintenance plan that has been approved by the AAA.

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“Repair Station” - One or more of the repair facilities owned by GE or its affiliates, now or in the future, which are certified by an appropriate AAA to perform the applicable Service hereunder. A list of such repair facilities will be provided upon request.

“Repairable” - Capable of being made Serviceable.

“Rotable Part” - A new or used Serviceable part drawn from a common pool of parts used to support one or more customers. A Rotable Part replaces a like part removed from an Engine when such removed part requires repair.

“Scrapped Parts” - Those parts determined by GE to be Unserviceable and BER.

“Service(s)” - With respect to an Engine or part thereof, all or any part of those maintenance, repair and overhaul services provided under this Agreement as either Covered Services or Supplemental Work Services. “Serviced” will be construed accordingly.

“Service Bulletin” or "SB" - The document issued and identified as a Service Bulletin by an OEM to notify the operator of modifications, substitution of parts, special inspections, special checks, amendment of existing life limits or establishment of first time life limits, or conversion of an Engine from one model to another.

“Serviceable” - Meeting all OEM and AAA specified standards for airworthiness and having been certified in accordance with applicable regulations.

“Static Temperature Adjusted to Sea Level” - The twelve (12) month rolling average of total air temperature data collected at every available take-off using snapshot data, adjusted in each case to zero aircraft speed and sea level elevation; provided that (i) in the event take-off snap shot data is not available, static airport temperature and airport altitude shall be obtained from the ADM database using Customer airport city-pair data, adjusted in each case to sea level elevation, and (ii) the ADM database shall be used for the first twelve (12) months of this Agreement or until twelve (12) months of take-off snapshot data is available, whichever is first to occur.

“Supplemental Work Services” - Those Services provided in accordance with Article 4.

“Take-Off Derate” - The calculated percentage of thrust reduction from the maximum available thrust at take-off for the ambient conditions at take-off. Calculated using the following formula:

[***]

“Turn Around Time” – the days measured from the date upon Customer makes Engine available to GE for shipment to the Repair Station. until the Engine is Redelivered to the Customer.

“Unqualified Removal” – The removal of an Engine from an Aircraft which does not satisfy the conditions set forth in Article 3.1, unless the parties agree otherwise and is therefore not eligible to receive Covered Services. Any Services following an Unqualified Removal will be billed per Article 4.

“Unserviceable” - Not meeting all OEM and AAA specified standards for airworthiness.

“Used Engine” - An Engine which has undergone a shop visit or which has more than 100 EFH since new.

“Workscope” - The document written by GE describing the prescribed repair or approach to repair of an Engine to meet the requirements of the Repair Specification, including appropriate reliability and performance enhancements.

“Workscope Planning Guide” - Then-current version of the document published by the General Electric Company which describes the “on condition” maintenance concept for the engines. This document communicates the timing and extent of work required to enable operators to achieve reliability, performance, and maintenance cost goals.

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EXHIBIT B: ENGINES COVERED

[***].

Aircraft Delivery Schedule (as may be amended from time to time)

Date	Engine Series	Installs	ESN	ESN
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Aircraft/Engine Delivery Flexibility - GE acknowledges that while Aircraft delivery dates may change due to delays, or mutual agreement between Airframer and Airline; Airframer and Airline have certain pre-agreed rescheduling rights as follows:

•	[***]

[***].

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EXHIBIT C: RATE ADJUSTMENT

Economic Price Adjustment. The Base Prices shall be adjusted for fluctuation of the economy as described below:

[***].

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EXHIBIT D: PRICE ADJUSTMENT MATRIX
When the actual operating parameters do not precisely equal the values on the tables, severity will be calculated by performing linear interpolation within the tables’ closest stated values to the actual operating parameters. Two-dimensional linear interpolation will be applied, as necessary, to the Flight Leg and Derate tables and then between the Utilization tables and Static Temperature Adjusted to Sea Level Temperature tables. The resultant severity value will be rounded to 4 decimal places. The final severity applied will be the product of these severity values rounded to 4 decimal places.
Should Customer’s actual operating parameters go beyond the furthest points of the table provided, GE shall adjust the table to cover Customer’s updated operating parameters. Such adjusted table will be applied retroactively to the time Customer’s operating parameters moved beyond the points provided and, if applicable, GE shall invoice or provide a credit to Customer for any amounts that would have been applicable if the rates on such table had been in effect at the time the flight hours were incurred.
Should Customer’s actual operating parameters go beyond the furthest points of the table provided, Customer shall be invoiced in accordance with the furthest points on the table.

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EXHIBIT E: SUPPLEMENTAL WORK SERVICES PRICING

[***]

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EXHIBIT F: SUPPLEMENTAL WORK SERVICES PRICING – ANNUAL ADJUSTMENT

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EXHIBIT G: SUPPLEMENTAL WORK SERVICES PRICING - FIXED PRICE LABOR SCHEDULE

[***]

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EXHIBIT H: SUPPLEMENTAL ON-WING SUPPORT

SERVICES

GE On Wing Support, Inc., will provide on wing support technicians, along with special tooling, to perform flight-line services, on wing and off wing inspection, maintenance, and repair of Engines as specified in a mutually executed workorder by Customer. Such Engine support services may be provided, as designated by Customer and agreed by service provider at Customer’s facilities or at repair facilities owned by GE On Wing Support, Inc. or its affiliates. All Services provided shall be in accordance with its standard commercial quality control policies, procedures, and practices. A turn-time estimate for each Workscope for acceptance by Customer prior to beginning of work will be provided.
FIXED WORKSCOPE PRICING

Fixed Prices for Workscopes provided by GE On Wing Support, Inc. include the labor charges involved in preparation and execution of the Workscope requiring normal manpower and tooling in normal work conditions. It does not include consumables or other charges that may be applicable. Prices are stated in Year 2017 U.S. Dollars. After the initial term of one calendar year, GE On Wing Support Inc. will quote its Current list prices unless the Parties, in writing, agree to renew the provisions of this appendix annually.

[***]

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EXHIBIT I: FLIGHT LINE REPLACEABLE UNITS

The following list contains LRUs which when removed from an Engine on the flightline, will be repaired and replaced in accordance with the terms set forth in Exhibit L.

[***]

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EXHIBIT J: GENERAL TERMS AND CONDITIONS

1.1    LIMITATION OF LIABILITY AND INDEMNIFICATION

1.2    Total Liability. The total liability of GE for any and all claims, whether in contract, warranty, tort (including negligence but excluding gross negligence and willful misconduct), product liability, or otherwise, for any damages arising out of, connected with or resulting from the performance or non-performance of any Service will not, in relation to any individual claim, exceed the [***]. Notwithstanding the foregoing, in no event will GE have any liability hereunder, whether as a result of breach of contract, warranty, tort (including negligence but excluding willful misconduct or recklessness), product liability, or otherwise, for any special, consequential, incidental, resultant or indirect damages, (including, without limitation, loss of: use, profit revenue or goodwill) or punitive or exemplary damages.

In no event will GE have any liability hereunder, whether as a result of breach of contract, warranty, tort (including negligence), product liability, patent liability, or otherwise, for the design, material, workmanship, engineering defects or product liability and any damages whatsoever, including damages to personal property and for personal injury or death, caused in any way by the manufacture of an Engine, or the parts, LRU’s, components or material, thereof, or related thereto.

In the event Customer uses non-GE approved LRU’s, parts or repairs in an Engine and such LRU’s, parts or repairs cause personal injury, death or property damage to third parties, Customer shall indemnify and hold harmless GE from all claims and liabilities associated therewith. The preceding indemnity shall apply whether or not GE was provided a right under this Agreement to remove such LRU’s, parts or repairs, and irrespective of the exercise by GE of such right.

1.3    Definition. For the purpose of this Section 1, the term "GE" is deemed to include GE, the subcontractors and suppliers of any Services furnished hereunder, and the directors, officers, employees, agents and representatives of each.

2.1    EXCUSABLE DELAY

2.2    Excusable Delay. Neither Party shall be liable or in breach of its obligations under this Agreement to the extent performance of such obligations is delayed or prevented, directly or indirectly, by causes beyond its reasonable control, including acts of God, fire, terrorism, war (declared or undeclared), severe weather conditions, earthquakes, epidemics, material shortages, insurrection, acts or omissions of the other Party or the other Party’s suppliers or agents, any act or omission by any governmental authority, strikes, acts or threats of vandalism or terrorism (including disruption of technology resources), transportation shortages, or vendor’s failure to perform, as a result of one of the events listed in this Article(each an “Excusable Delay”). The delivery or performance date shall be extended for a period equal to the time lost by reason of delay, including time to overcome the effect of the delay.

2.3    Continuing Obligations. Section 2.1 will not, however, relieve either Party from using its best commercial efforts to avoid or remove such causes of delay and continue performance with reasonable dispatch when such causes are removed. During the period of an Excusable Delay, GE will have the right to invoice Customer for Services performed, and Customer will pay all such invoices net thirty (30) Days.

2.4    Extended Delay Termination. If delay resulting from any of the foregoing causes extends for more than six (6) months and the Parties have not agreed upon a revised basis for continuing the Services, including any adjustment of the price, then either Party, upon sixty (60) Days written notice to the other, may terminate the performance of Services with respect to the Engine for which Services were delayed.

2.5    Continuing Obligations. Section 2.1 will not, however, relieve either Party from using its best commercial efforts to avoid or remove such causes of delay and continue performance with reasonable dispatch when such causes are removed. During the period of an Excusable Delay, GE will have the right to invoice Customer for Services performed, and Customer will pay all such invoices net thirty (30) Days.

2.6    Extended Delay Termination. If delay resulting from any of the foregoing causes extends for more than six (6) months and the Parties have not agreed upon a revised basis for continuing the Services, including any adjustment of the price, then either Party, upon sixty (60) Days written notice to the other, may terminate the performance of Services with respect to the Engine for which Services were delayed.

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3.1    NOTICES

3.2    Acknowledgment. All notices required or permitted under this Agreement will be in writing and will be delivered personally, via first class return receipt requested mail, by facsimile, by courier service, or by express mail, addressed as follows, or to such other address as either Party may designate in writing to the other Party from time to time:

GE Engine Services, LLC Attn: Contract Performance Manager Copy to: Senior Counsel, GE Engine Services, Inc. Cincinnati, OH 45215	HAWAIIAN AIRLINES, INC 3375 Koapaka St Ste G350 P.O. Box 30008 Honolulu, HI 96819-1804 Attn: General Counsel Copy to: Senior Vice President of Technical Operations, And: MEVendorPerformance@hawaiianair.com

3.3    Effect of Notices. Notices will be effective and will be deemed to have been given to (or “received by”) the recipient: (A) upon delivery, if sent by courier, express mail, or delivered personally; (B) on the next business Day following receipt, if sent by facsimile; or (C) on the fifth (5th) Day after posting (or on actual receipt, if earlier) in the case of a letter sent prepaid first class mail.

4.1    TAXES AND OTHER

4.2    Taxes, Duties or Charges. In addition to the price for the Services, Customer agrees to pay, upon demand, all taxes (including, without limitation, sales, use, excise, turnover or value added taxes), duties, fees, charges or assessments of any nature (but excluding any income taxes) (“Taxes”) assessed or levied in connection with performance of this Agreement.

4.3    Withholdings. All payments by Customer to GE under this Agreement will be free of all withholdings of any nature whatsoever except to the extent otherwise required by law, and if any such withholding is so required, Customer will pay an additional amount such that after the deduction of all amounts required to be withheld, the net amount received by GE will equal the amount that GE would have received if such withholding had not been required.

5.1    DISPUTE RESOLUTION, ARBITRATION

5.2    Dispute Resolution. Each of the Parties (i) hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the State of New York, New York County, of the United States District Court for the Southern District of New York, located in the Borough of Manhattan, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any Party hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defense based on sovereign or other immunity or that the suit, action or proceeding which is referred to in sub-clause (i) above is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by these courts.

6.1    NONDISCLOSURE OF PROPRIETARY DATA

6.2
Non-Disclosure. Unless the Parties otherwise agree in writing, any knowledge, information or data which the Parties have or may disclose to each other shall be held in confidence and may not be either disclosed or used for any purpose, except that (i) GE may disclose the same to its affiliates, subsidiaries, joint venture participants, risk and revenue sharing participants, suppliers, engineering service providers, subcontractors or consultants as needed to perform the Services

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provided under this Agreement in accordance with the terms and pricing set forth herein; and (ii) Customer may disclose the same to its affiliates, subsidiaries and subcontractors, subject to obligations of confidentiality at least as restrictive as those in this Agreement and in no event shared with another aircraft engine manufacturer. The preceding clause will not apply to information which (1) is or becomes part of the general public knowledge or literature otherwise than as a result of breach of any confidentiality obligation to GE, or (2) was, as shown by written records, known to the receiving Party prior to receipt from the disclosing Party, or (3) disclosure is required by government agencies or by law or court order. In the event the Agreement, or other GE information or data is required to be disclosed or filed by government agencies by law, or by court order, Customer shall notify GE at least thirty (30) days in advance of such disclosure or filing and shall cooperate fully with GE in seeking confidential treatment of sensitive terms of the Agreement or such information and data.

Intellectual Property. Nothing contained in this Agreement will convey to either Party the right to use the trademarks of the other, or convey or grant to Customer any license under any patent owned or controlled by GE

7.1    Intellectual Property

7.2    GE shall at its sole cost (i) indemnify Customer against any loss or damage incurred and (ii) handle all claims and defend any suit or proceeding brought against Customer insofar as based on a claim that any Engine or Part thereof or any Product (as defined in the GTA and which terms include without limitation any software) or any material or process used in the maintenance, repair or overhaul of any item to which this Agreement relates, without any alteration or further combination, constitutes an infringement of any Intellectual Property Right of any other party. The indemnity applies to any such claim arising in any country that is signatory to Article 27 of the Convention on International Civil Aviation signed by the United States at Chicago on December 7, 1944, in which Customer is authorized to operate or in which another airline pursuant to lawful interchange, lease or similar arrangement, operates aircraft of Customer.

7.3    Liability. GE's liability under this Section 7 is expressly conditioned upon Customer promptly notifying GE in writing and giving GE exclusive authority, information and assistance (at GE expense) for the handling, defense or settlement of any claim, suit or proceeding. In case such material or process is held in such suit to constitute infringement and the use of said material or process is enjoined, GE will, at GE's own expense and at GE's option, either, (1) settle or defend such claim or suit or proceeding arising therefrom, or (2) procure for Customer the right to continue using said material or process in the item repaired under this Agreement, or (3) replace or modify such item with an item incorporating non-infringing material or process.

7.4    Indemnification. The preceding Section 7.2 will not apply: (1) to any material or process or part thereof of Customer design or specification, or used at Customer’s direction in any repair under this Agreement, or (2) to the use of any material or process furnished under this Agreement in conjunction with any other apparatus, article, material or process. As to any material or process or use described in the preceding sentence, GE assumes no liability whatsoever for patent or copyright infringement, and Customer will, in the same manner as GE is obligated to Customer above, indemnify, defend and hold GE harmless from and against any claim or liability, including costs and expense in defending any such claim or liability in respect thereto.

7.5    Remedy. THE FOREGOING WILL CONSTITUTE CUSTOMER’S SOLE REMEDY AND GE’S SOLE LIABILITY FOR PATENT OR COPYRIGHT INFRINGEMENT BY ANY MATERIAL OR PROCESS AND IS NOT SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN SECTION 1, “LIMITATION OF LIABILITY AND INDEMNIFICATION.”

7.6    In this Article 10 the term “Intellectual Property Right” means any patent, copyright, trademark, design right or any other intellectual property right arising under applicable law.

8.1    LIENS

8.2    Mechanics Lien. Customer hereby acknowledges that GE has the right to file a mechanic’s lien under applicable state law in the event Customer fails to make timely payment as required in this Agreement and fails to cure such failure as provided in the Agreement.

8.3    Enforcement. If Customer fails to tender any payment owing under this Agreement and GE initiates foreclosure with respect to any Engine, pursuant to a mechanic’s lien, then Customer agrees to supply to GE all records, log books and other documentation pertaining to the maintenance condition of the Engine, and a certificate either (i) certifying that the Engine has not been involved in any Aircraft Accident or Aircraft Incident or (ii) specifying the date and facts surrounding

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any Aircraft Accident or Aircraft Incident in which the Engine has been involved and the nature and extent of the damage sustained (such records, log books, certificate and other documentation referred to hereinafter as the “Engine Documents”). The Parties recognize that the failure by Customer to deliver the Engine Documents may have a material, adverse effect on the value of any Engine with respect to which foreclosure has been initiated by GE and the ability of GE to sell or lease the Engine, and that the damages GE may sustain as a result are not readily calculable.

9.1    GENERAL PROVISIONS

9.2    Assignment. This Agreement, any related purchase order or any rights or obligations hereunder may not be assigned without the prior written consent of the other Party, except that Customer’s consent will not be required for an assignment by GE to one of GE’s affiliates. In the event of any such substitution, Customer will be so advised in writing. Any assignment in contradiction of this clause will be considered null and void. Notwithstanding the above, GE may assign any of its accounts receivable under this Agreement to any party without Customer’s consent.

9.3    Governing Law, Waiver of Immunity. The Agreement will be interpreted and applied in accordance with the substantive laws of the State of New York, without giving effect to its choice of law or conflict of law provisions, rules or procedures (except to the extent that the validity, perfection or creation of any lien or security interest hereunder and the exercise of rights or remedies with respect of such lien or security interest for a particular item of equipment are governed by the laws of a jurisdiction other than New York). With respect to any Customer who is incorporated or based outside the United States, to the extent that such Customer or any of its property becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding of any nature, Customer hereby irrevocably waives the application of such immunity and particularly, the U.S. Foreign Sovereign Immunities Act, 28 U.S.C. 1602, et. seq., insofar as such immunity relates to Customer's rights and obligations in connection with this Agreement.

9.4    Savings Clause. If any portion of this Agreement will be determined to be a violation of or contrary to any controlling law, rule or regulation issued by a court of competent jurisdiction, then that portion will be unenforceable in such jurisdiction. However, the balance of this Agreement will remain in full force and effect.

9.5    Beneficiaries. Except as herein expressly provided to the contrary, the provisions of this Agreement are for the Parties’ mutual benefit and not for the benefit of any third party.

9.6    Controlling Language. The English language will be used in the interpretation and performance of this Agreement. All correspondence and documentation arising out of or connected with this Agreement and any related purchase order(s), including Engine records and Engine logs, will be in the English language.

9.7    Non-Waiver of Rights and Remedies. Any failure or delay in the exercise of rights or remedies hereunder will not operate to waive or impair such rights or remedies. Any waiver given will not be construed to require future or further waivers.

9.8    Titles/Subtitles. The titles and subtitles given to the articles and sections of this Agreement are for convenience. They do not limit or restrict the context of the article or section to which they relate.

9.9    Currency Judgment. This is an international transaction in which the specification of United States Dollars is of the essence. No payments required to be made under this Agreement will be discharged by payments in any currency other than United States Dollars, whether pursuant to a judgment, arbitration award or otherwise.

9.10    No Agency Fees. Customer represents and warrants that no officer, employee, representative or agent of Customer has been or will be paid a fee or otherwise has received or will receive any personal compensation or consideration by or from GE in connection with the obtaining, arranging or negotiation of this Agreement or other documents entered into or executed in connection herewith.

9.11    On-Site Representative. Subject to the following conditions, GE agrees to permit one Designated Representative, from time to time during the term of this Agreement, to enter onto its premises at an Approved Repair Station for the purpose of supporting the Services on Engines. GE will furnish such Designated Representative the use of a non-exclusive workspace, including the use of a local telephone line and parking accommodations. Costs incurred by such Designated Representative, including long distance telephone charges, fax or computer charges will be the responsibility of Customer, and if charged to GE in the first instance, will be invoiced to Customer.

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Customer agrees to ensure that adequate non-exclusive work space, parking, and local telephone and facsimile access are available for the GE technical representative assigned to Customer’s facility, as applicable. Costs incurred by such GE technical representative, including without limitation, long distance telephone charges, fax, or computer charges, shall be the responsibility of GE.

9.12    No Agency. Nothing in this Agreement will be interpreted or construed to create a partnership, agency or joint venture between GE and Customer.

9.13    Entire Agreement. This Agreement, together with its Exhibits, contains and constitutes the entire understanding and agreement between the Parties hereto respecting the subject matter hereof, and supersedes and cancels all previous negotiations, agreements, representations and writings in connection herewith. This Agreement may not be released, discharged, abandoned, supplemented, modified or waived, in whole or in part, in any manner, orally or otherwise, except by a writing of concurrent or subsequent date signed and delivered by a duly authorized officer or representative of each of the Parties hereto making specific reference to this Agreement and the provisions hereof being released, discharged, abandoned, supplemented, modified or waived.

9.14    Counterparts. This Agreement may be executed in one or more counterparts, all of which counterparts will be treated as the same binding agreement, which will be effective as of the date set forth on the first page hereof, upon execution and delivery by each Party hereto to the other Party of one or more such counterparts.

9.15    Governmental Authorization. Customer will be the importer and/or exporter of record and will be responsible for timely obtaining any import license, export license, exchange permit or other required governmental authorization relating to the Engine. At Customer’s request and expense, GE will assist Customer in its application for any required
U.S. export licenses. GE will not be liable if any authorization is not renewed or is delayed, denied, revoked or restricted, and Customer will not thereby be relieved of its obligation to pay for Services performed by GE. All transported Engines will be subject to the U.S. Export Administration Regulations and/or International Traffic in Arms Regulations. Customer agrees not to dispose of U.S. origin items provided by GE other than in and to the country of ultimate destination and/or as identified in an approved government license or authorization, except as said laws and regulations may permit.

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EXHIBIT K: GE APPROVED REPAIR STATIONS

GE Caledonian Limited Shawfarm Industrial Estate Monument Crescent Prestwick
KA9 2RX
Ayrshire
United Kingdom

GE CELMA LTDA
RUE ALICE HERVE, 356 - BINGEN PETROPOLIS - RJ
BRAZIL 25669-900

GE Evergreen Engine Services (EGAT)
Powerplant Maintenance Department (PMD)
6, Hang-Chan S Rd, Taiwan Taoyuan Int’l Airport Dayuan, Taouan Hsiang
Taiwan ZIP:337

Koninklijke Luchtvaart Mattschappij N.V.
KLM Engineering & Maintenance, Amsterdam-Bataviaweg, Gebouw 404 P.O. Box 7700
1117 ZL Schipol-Oost

CVG
3000 Earhart Ct
Hebron, KY 41048
USA

London Heathrow Airport
Unit 4, Radius Park, Faggs Road, Feltham
Middlesex
TW14 0NG
United Kingdom

Korean Repair Center
210 Cheonho-ro, Daegot Myun
Times Aerospace Korea within Gimpo Aviation Industry Complex
Gimpo 41
10050 KR

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EXHIBIT L: FLIGHTLINE LRU

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EXHIBIT M: [***]

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EXHIBIT N: INDIVIDUAL ENGINE PERFORMANCE RETENTION CALCULATION

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EXHIBIT O: [***]

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